Exhibit 10.1

Retirement and Transition Agreement

This Retirement and Transition Agreement (“Agreement”) is entered into on May 25, 2023 (the “Effective Date”) among Gerald Laderman (“Executive”), United Airlines Holdings, Inc. (“UAL”), and United Airlines, Inc. (“Company”), a wholly-owned subsidiary of UAL.

1.            Retirement and Transition. Executive currently serves as Executive Vice President and Chief Financial Officer (“CFO”) of UAL and the Company and as a director and officer of certain other subsidiaries and affiliates of UAL. Executive has informed UAL and the Company of his intention to retire in 2024. To support the effective transition of Executive’s responsibilities, Executive agrees (i) to serve as CFO until the effective date of UAL’s appointment of a successor CFO, after which time Executive will serve as Executive Vice President, Finance; (ii) to provide continuing services to UAL and the Company to support the successful transfer of responsibilities, the filing of UAL and the Company’s 2023 Annual Report on Form 10-K, and the execution of the United Next growth strategy and related aircraft acquisition and financing arrangements; and (iii) to voluntarily retire from the UAL and Company on September 30, 2024 or such earlier date as mutually agreed to by the parties (the “Retirement Date”).

2.            Compensation. Executive shall continue to receive base salary at the annual rate in effect as of the Effective Date and shall continue to be eligible for 2024 short-term and long-term incentive awards with the same target opportunities as in effect with respect to Executive on the Effective Date, which awards shall be determined in a manner consistent with such awards as are awarded to UAL’s other senior executive officers; provided, however, that the 2024 short-term incentive award to be granted to Executive shall be eligible for pro-rata vesting through the Retirement Date (subject to achievement of the underlying performance conditions and payable on or prior to March 15, 2025, which Executive acknowledges is an enhancement of the standard terms of such awards which generally require continued employment through the end of the applicable performance period in order to be eligible for any payment). Executive’s other incentive awards shall receive retirement treatment in accordance with the terms of the underlying award agreements. For the avoidance of doubt, Executive acknowledges that he shall remain subject to restrictive covenants related to non-solicitation, non-competition and no-hire provisions pursuant to the terms of his time-based restricted stock unit agreements and his prior employment agreement with UAL and the Company and he shall not be eligible for any Termination Payment under the Company’s Executive Severance Plan (“Severance Plan”).

3.            General Release. In consideration of the benefits provided to Executive pursuant to Section 2 of this Agreement (including eligibility for pro-rata payment of the 2024 short-term incentive award) and the terms of the Severance Plan pursuant to which Executive is eligible for lifetime flight benefits upon retirement, and other valuable consideration, Executive hereby releases UAL and Company and each of their subsidiaries and affiliates and their respective stockholders, officers, directors, employees, representatives, agents and attorneys from any and all claims or liabilities, known or unknown, of any kind, including, without limitation, any and all claims and liabilities relating to Executive’s employment by, or services rendered to or for, the Company, UAL, or any of their subsidiaries or affiliates, or relating to the cessation of such employment or under the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Americans with Disabilities Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, and any other statutory, tort, contract or common law cause of action, other than claims or liabilities arising from a breach by UAL or Company of (i) its post-employment obligations under the Severance Plan, (ii) its obligations under its qualified retirements plans in which Executive participates (the “Qualified Plans”), under Executive’s outstanding grants of stock options or restricted stock, under Executive’s outstanding awards under the long term incentive programs of UAL and Company (the “Incentive Programs”), or under any other compensation plan or program of UAL or Company, or (iii) its obligations under existing agreements governing Executive’s flight benefits relating to other airlines. UAL and Company hereby release Executive from any and all claims or liabilities, known or unknown, of any kind in any way relating to or pertaining to Executive’s employment by, or services rendered to or for, UAL, Company or any of their subsidiaries or affiliates, other than fraud or intentional malfeasance or claims arising from a breach by Executive of the Severance Plan or of Executive’s obligations under the Qualified Plans, under Executive’s outstanding grants of stock options or restricted stock, under Executive’s outstanding awards under the Incentive Programs, under any other compensation plan or program of UAL or Company, or under existing agreements governing Executive’s flight benefits relating to other airlines. These releases are to be broadly construed in favor of the released persons. These releases do not apply to any rights or claims that may arise after the date of execution of this Agreement by Executive, Company and UAL. Each party agrees that this Agreement is not and shall not be construed as an admission of any wrongdoing or liability on the part of any such party. Notwithstanding the foregoing, the post-employment obligations created by the Severance Plan, the Qualified Plans, Executive’s outstanding grants of stock options or restricted stock, Executive’s outstanding awards under the Incentive Programs, or outstanding awards under any other compensation plan or program of UAL or Company, or under existing agreements governing Executive’s flight benefits relating to other airlines, if any, are not released.

4.            Protected Rights. Executive understand that nothing contained in this Agreement limits Executive’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Nothing in this Agreement shall limit Executive’s ability under applicable United States federal law to (i) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

5.            Cooperation. Executive agrees that Executive will reasonably cooperate in a timely manner with UAL and the Company and their attorneys with respect to any litigation, investigation, or governmental proceeding that relates to matters with which Executive was involved while UAL and the Company employed Executive (the “Existing Matters”). Executive’s required cooperation may include attending conferences and interviews and, in general, providing the Company and its attorneys with the full benefit of Executive’ knowledge with respect to any such Existing Matters. The Company agrees to reimburse Executive for reasonable out-of-pocket costs and expenses, and Executive’s time (calculated at an hourly rate based on Executive’s salary as of the Effective Date) related to such cooperation in the Existing Matters. In addition, UAL and the Company shall continue to provide Executive with counsel selected by the Company at the Company’s expense and shall fully indemnify Executive and hold Executive harmless with respect to the Existing Matters to the fullest extent permitted by applicable law, rule, regulation, policy, organization documents and insurance policies.

6.            Voluntary Release, Acceptance, Revocation Period, and Bring-Down Requirement. Executive acknowledges that, by Executive’s free and voluntary act of signing below, Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby.

Executive may accept this Agreement by delivering a signed original of the Agreement to the Company’s Executive Vice President – Human Resources and Labor Relations, 233 S. Wacker Drive, Chicago, IL 60606 within 21 calendar days of Executive’s receipt of this Agreement. Executive may decide to sign the Agreement before the 21-day review period expires, and Executive’s signing the Agreement will be final and binding upon him on the Effective Date, with the exception of Executive’s waiver of claims brought under the ADEA and the OWBPA, which will become final and binding upon him unless Executive rescinds the Agreement with the revocation period referenced in the paragraph below. If Executive fails to return and executed original of this Agreement within the required timeframe referenced in this Section 6, the parties will have no obligations under this Agreement, and this Agreement will be considered null and void.

Executive may revoke his waiver of claims under the ADEA and OWBPA within seven calendar days after Executive executes this Agreement by delivering a written notice of revocation of Executive’s waiver of such claims to the Company’s Executive Vice President – Human Resources and Labor Relations, 233 S. Wacker Drive, Chicago, IL 60606. Any such revocation must be received no later than the close of business on the seventh calendar day after Executive signs this Agreement. Executive’s waiver of claims under the ADEA and OWBPA will not become effective or enforceable until the eighth calendar day after Executive signs this Agreements (the “ADEA Effective Date”). If Executive revokes his waiver of claims under the ADEA and OWBPA within the seven-day revocation period, this entire Agreement shall be deemed null and void.

The obligations of UAL and its affiliates to make any payments or provide any benefits to Executive that are scheduled to be paid or provided following the Retirement Date (except upon Executive’s death) shall be subject to Executive’s execution, within 45 days after the Retirement Date, of a “bring-down” general release and waiver substantially in the form attached as Exhibit A, which has become irrevocable. UAL and the Company agree to execute such form of release and waiver concurrently with the execution thereof by Executive.

IN WITNESS WHEREOF, the undersigned have executed this Agreement, to be effective on the Effective Date, with the exception of Executive’s waiver of claims brought under the ADEA and OWBPA, which will be effective on the ADEA Effective Date.

UNITED AIRLINES HOLDINGS, INC.

By:	/S/ JAMES WHITEHURST
Name:	James Whitehurst
Title:	Chair, Compensation Committee

UNITED AIRLINES, INC.

By:	/S/ SCOTT KIRBY
Name:	Scott Kirby
Title:	Chief Executive Officer

EXECUTIVE

/S/ GERALD LADERMAN
Name:	Gerald Laderman

Date Signed:	May 25, 2023

EXHIBIT A

Form of “Bring-Down” Release

(to be executed by UAL, Company and Executive following the Separation Date)

In consideration of the benefits provided to Gerald Laderman (“Executive”) pursuant to the Retirement and Transition Agreement (“Agreement”) that was effective as of ____________, 2023 by and among United Airlines Holdings, Inc. (“UAL”), United Airlines, Inc. (“Company”), a wholly-owned subsidiary of UAL, and Executive, Executive hereby releases Company and UAL and each of their subsidiaries and affiliates and their respective stockholders, officers, directors, employees, representatives, agents and attorneys from any and all claims or liabilities, known or unknown, of any kind, including, without limitation, any and all claims and liabilities relating to Executive’s employment by, or services rendered to or for, Company, UAL, or any of their subsidiaries or affiliates, or relating to the cessation of such employment or under the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, and any other statutory, tort, contract or common law cause of action, other than claims or liabilities arising from a breach by UAL or Company of (i) its post-employment obligations under the Agreement or the United Continental Holdings, Inc. Senior Officer Severance Plan (“Severance Plan”), (ii) its obligations under its qualified retirements plans in which Executive participates (the “Qualified Plans”), under Executive’s outstanding grants of stock options or restricted stock, under Executive’s outstanding awards under the long term incentive programs of UAL and Company (the “Incentive Programs”), or under any other compensation plan or program of UAL or Company, or (iii) its obligations under existing agreements governing Executive’s flight benefits relating to other airlines, if any, arising after the effective date of the Agreement. UAL and Company hereby release Executive from any and all claims or liabilities, known or unknown, of any kind in any way relating to or pertaining to Executive’s employment by, or services rendered to or for, UAL, Company or any of their subsidiaries or affiliates, other than fraud or intentional malfeasance or claims arising from a breach by Executive of the Agreement or the Severance Plan or of Executive’s obligations under the Qualified Plans, under Executive’s outstanding grants of stock options or restricted stock, under Executive’s outstanding awards under the Incentive Programs, under any other compensation plan or program of UAL or Company, or under existing agreements governing Executive’s flight benefits relating to other airlines, if any, arising after the effective date of the Agreement. These releases are to be broadly construed in favor of the released persons. These releases do not apply to any rights or claims that may arise after the date of execution of this Release Agreement by Executive, Company and UAL. Each party agrees that this Release Agreement is not and shall not be construed as an admission of any wrongdoing or liability on the part of any such party. Notwithstanding the foregoing, the post-employment obligations created by the Agreement, the Severance Plan, the Qualified Plans, Executive’s outstanding grants of stock options or restricted stock, Executive’s outstanding awards under the Incentive Programs, or outstanding awards under any other compensation plan or program of UAL or Company, or under existing agreements governing Executive’s flight benefits relating to other airlines, if any, are not released.

Executive acknowledges that, by Executive’s free and voluntary act of signing below, Executive agrees to all of the terms of this Release Agreement and intends to be legally bound thereby.

Executive acknowledges that Executive has received a copy of this form of Release Agreement on or before ____________________.

The obligations of UAL and its affiliates to make any payments or provide any benefits to Executive pursuant to the terms of the Agreement that are scheduled to be paid or provided following the Separation Date (as defined in the Agreement) (except upon Executive’s death) are subject to Executive’s execution of this Release Agreement within ___ days after the Separation Date.

This Release Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which Executive signs it and returns it to Company (the “Effective Date”). During the seven-day period prior to the Effective Date, Executive may revoke Executive’s agreement to accept the terms hereof by serving written notice to Company in accordance with Section 7(a) of the Severance Plan of Executive’s intention to revoke. Executive acknowledges that Executive has been and is hereby advised to consult with an attorney prior to executing this Release Agreement.

UNITED AIRLINES HOLDINGS, INC.

By:
Name:
Title:

UNITED AIRLINES, INC.

By:
Name:
Title:

EXECUTIVE

Date Signed:

6